CONSENT OF VALERIE WILSON

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the “S-3”), of the written disclosure regarding the “Technical Report on the Canyon Mine, Coconino County, Arizona, USA” dated October 6, 2017; and

(ii) the use of my name in the S-3.

/s/ Valerie Wilson
Valerie Wilson, M.Sc., P.Geo.

Date: February 26, 2021